UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2013

Avon Products, Inc.

(Exact Name of the Registrant as Specified in Charter)

New York	1-4881	13-0544597
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Third Avenue

New York, N.Y. 10017-1307

(Address of Principal Executive Offices) (Zip Code)

(212) 282-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01 Entry into a Material Definitive Agreement.

Senior Notes

On March 12, 2013, Avon Products, Inc., a New York corporation (the “Company”), closed its public offering of $250.0 million principal amount of 2.375% Notes due 2016, $500.0 million principal amount of 4.600% Notes due 2020, $500.0 million principal amount of 5.000% Notes due 2023 and $250.0 million principal amount of 6.950% Notes due 2043 (collectively, the “Notes”). The Notes have been registered under the Securities Act of 1933, as amended, pursuant to a registration statement on Form S-3ASR (File No. 333-180054) previously filed with the Securities and Exchange Commission and supplemented by the Prospectus Supplement dated March 7, 2013. The Notes are the Company’s general senior unsecured obligations, are not guaranteed by any of the Company’s subsidiaries, rank equally in right of payment with the Company’s existing and future senior unsecured indebtedness and senior to the Company’s future subordinated debt (if any).

In connection with the offering, on March 7, 2013, the Company entered into an underwriting agreement with Citigroup Global Markets Inc., Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein (the “Underwriting Agreement”). The Underwriting Agreement includes the terms and conditions of the offer and sale of the Notes, indemnification and contribution obligations and other customary terms and conditions.

The net proceeds received by the Company from the sale of the Notes were approximately $1,481,982,500 (after deducting the underwriting discount and estimated offering expenses). The Company has used, or intends to use, the net proceeds, together with cash on hand, (i) to repay $380.0 million of the $550.0 million term loan based on the number of lenders that declined prepayment pursuant to the term loan amendment discussed below, (ii) to repay in full its $125.0 million 4.625% Notes due May 15, 2013, (iii) to prepay in full its $142.0 million 2.60% Senior Notes, Series A, due November 23, 2015, $290.0 million 4.03% Senior Notes, Series B, due November 23, 2020 and $103.0 million 4.18% Senior Notes, Series C, due November 23, 2022 (collectively which, following a notice of prepayment, the Company is required to prepay on March 29, 2013, plus make-whole premium and accrued interest) and (iv) for general corporate purposes, which may include the redemption in full of the Company’s $500.0 million 5.625% Notes due 2014 (plus make-whole premium and accrued interest), a process the Company anticipates initiating shortly.

The Notes are governed by and were issued pursuant to an Indenture, dated as of February 27, 2008 (the “Base Indenture”), between the Company and Deutsche Bank Trust Company Americas, as Trustee, as supplemented by the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture and the Eighth Supplemental Indenture, in each case, dated as of March 12, 2013, between the Company and the Trustee (collectively, the “Supplemental Indentures”).

Interest on the Notes is payable semi-annually on March 15 and September 15 of each year, commencing on September 15, 2013. The Notes mature on March 15 in 2016, 2020, 2023 and 2043, respectively. The Notes are subject to redemption upon at least 30 but not more than 60 days’ notice by mail, in whole or in part, at any time and from time to time, at a redemption price of T+30 or T+50, depending on the series of the Notes, plus, in each case, unpaid interest that has accrued to, but excluding, the date of redemption.

The Base Indenture, Supplemental Indentures and the Notes contain customary terms and covenants for companies with a similar credit profile, including an interest rate adjustment upon the occurrence of certain rating events and covenants that limit, among other things, the Company’s ability to (i) incur certain liens securing indebtedness, (ii) engage in certain sale-leaseback transactions and (iii) enter into certain consolidations, mergers, conveyances, transfers or leases of all or substantially all of the Company’s assets. The terms of the Notes also require the Company to make an offer to repurchase the Notes upon a change of control triggering event at a price equal to 101% of their principal amount plus accrued and unpaid interest.

The underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings with the Company or its affiliates. They have received, and may in the future receive, customary fees and commissions for these transactions. In particular, certain of the underwriters and/or their affiliates are parties to the Company’s term loan agreement and revolving credit facility.

The foregoing description of the Underwriting Agreement, the Base Indenture, the Supplemental Indentures and the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of such documents, which are filed as exhibits hereto and incorporated by reference into this Item 1.01. Also in connection with the offering, the Company is filing a legal opinion regarding the validity of the Notes as Exhibit 5.1 to this Form 8-K with reference to, and incorporated by reference into, the Registration Statement.

(Page 2 of 5 Pages)

Credit Agreement

On March 13, 2013, the Company and Avon Capital Corporation, a wholly owned subsidiary of the Company (“ACC” and, together with the Company, the “Borrowers”) entered into a $1.0 billion unsecured Revolving Credit Agreement with each of the banks and other lenders from time to time party thereto and Citibank, N.A., as Administrative Agent (the “Credit Agreement”). The Credit Agreement has replaced the Company’s $1.0 billion Revolving Credit and Competitive Advance Facility Agreement, dated November 2, 2010, by and among the Company and ACC, each of the banks and other lenders from time to time party thereto and Citibank, N.A., as Administrative Agent (the “2010 Credit Agreement”). The 2010 Credit Agreement was terminated on March 13, 2013 prior to its scheduled expiration of November 2, 2013. There were no amounts drawn under the 2010 Credit Agreement on the date of termination and no early termination penalties were incurred by the Borrowers.

The terms and conditions contained in the Credit Agreement include the ability of the Company to add Additional Borrowers (as defined therein) and affirmative, negative and financial covenants, which are customary for financings of this type, including, among other things, limits on the incurrence of liens and subsidiary debt, a minimum interest coverage ratio and a maximum leverage ratio. The Credit Agreement also includes events of default customary for facilities of this type (with customary grace periods, as applicable), including provisions under which, upon the occurrence of an event of default, all outstanding loans may be accelerated and/or the lenders’ commitments may be terminated. Also under such provisions, upon the occurrence of certain insolvency or bankruptcy related events of default, all amounts payable under the Credit Agreement shall automatically become immediately due and payable, and the lenders’ commitments will automatically terminate.

The Credit Agreement provides for a four-year unsecured $1.0 billion revolving credit facility, of which the entire amount is currently undrawn. The Credit Agreement is available for general corporate purposes. The Company has provided an unconditional guarantee of the full and punctual payment of ACC’s obligations under the Credit Agreement. Within the limits of the unused portion of the facility in effect, amounts under the Credit Agreement may be borrowed, repaid and reborrowed by the Borrowers from time to time until the maturity of the Credit Agreement. Voluntary prepayments and commitment reductions requested by the Company under the Credit Agreement are permitted at any time without fee (other than customary breakage costs relating to the prepayment of any drawn loans) upon proper notice and subject to a minimum dollar requirement. Borrowings under the Credit Agreement bear interest at a rate per annum, which will be, at the Borrowers’ option, either LIBOR or a floating base rate, plus an applicable margin. Certain of the financial institutions that are parties to the Credit Agreement provide financial services to the Company and its affiliates such as investment banking, cash management, bank guarantees and derivative arrangements.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, attached hereto as Exhibit 10.1, and incorporated herein by reference.

Term Loan Amendment

On March 12, 2013, the Company, lenders under the Company’s Term Loan Agreement, dated as of June 29, 2012 (the “Term Loan Agreement”) constituting the Required Banks (as defined in the Term Loan Agreement), and the administrative agent thereunder, entered into the first amendment (the “Amendment”) to the Term Loan Agreement. The Amendment primarily relates to (i) adding a provision whereby the lenders may, with the Company’s consent, elect to decline receipt of prepayments and (ii) adding a subsidiary debt covenant and conforming the interest coverage ratio and leverage ratio covenants to those contained in the Credit Agreement. Certain of the financial institutions that are parties to the Amendment provide financial services to the Company and its affiliates such as investment banking, cash management, bank guarantees and derivative arrangements.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, attached hereto as Exhibit 10.2, and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

(Page 3 of 5 Pages)

Forward-Looking Statements

Certain statements made in this current report, including the net proceeds generated by the offering and the use of such proceeds, may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Risks, uncertainties and other factors exist that may cause results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include those factors described in the Company’s annual report on Form 10-K/A for the year ended December 31, 2012, as filed with the Securities and Exchange Commission. Any forward-looking statements speak only as of the date they are made. The Company does not undertake to update any such forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated March 7, 2013, among the Company and Citigroup Global Markets Inc., Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein.

4.1	Indenture, dated as of February 27, 2008, between the Company and the Trustee. (Incorporated by reference to Exhibit 4.5 to the Company’s Form 8-K filed with the Securities and Exchange Commission on March 4, 2008).

4.2	Fifth Supplemental Indenture, dated as of March 12, 2013, between the Company and the Trustee.

4.3	Sixth Supplemental Indenture, dated as of March 12, 2013, between the Company and the Trustee.

4.4	Seventh Supplemental Indenture, dated as of March 12, 2013, between the Company and the Trustee.

4.5	Eighth Supplemental Indenture, dated as of March 12, 2013, between the Company and the Trustee.

4.6	Form of 2016 Note (included in Exhibit 4.2).

4.7	Form of 2020 Note (included in Exhibit 4.3).

4.8	Form of 2023 Note (included in Exhibit 4.4).

4.9	Form of 2043 Note (included in Exhibit 4.5).

5.1	Opinion of White & Case LLP relating to the validity of the Notes.

10.1	Revolving Credit Agreement, dated as of March 13, 2013, among Avon Products, Inc., Avon Capital Corporation, the banks and other lenders party thereto and Citibank, N.A., as Administrative Agent.

10.2	Amendment No. 1 to the Term Loan Agreement, dated as of March 12, 2013, among Avon Products, Inc., the banks, financial institutions and other institutional lenders party thereto and Citibank, N.A., as Administrative Agent.

23.1	Consent of White & Case LLP (included in Exhibit 5.1).

(Page 4 of 5 Pages)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVON PRODUCTS, INC. (Registrant)

Date: March 13, 2013	By:	/s/ Kimberly Ross
	Name:	Kimberly Ross
	Title:	Executive Vice President and Chief Financial Officer

(Page 5 of 5 Pages)

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated March 7, 2013, among the Company and Citigroup Global Markets Inc., Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein.

4.1	Indenture, dated as of February 27, 2008, between the Company and the Trustee. (Incorporated by reference to Exhibit 4.5 to the Company’s Form 8-K filed with the Securities and Exchange Commission on March 4, 2008).

4.2	Fifth Supplemental Indenture, dated as of March 12, 2013, between the Company and the Trustee.

4.3	Sixth Supplemental Indenture, dated as of March 12, 2013, between the Company and the Trustee.

4.4	Seventh Supplemental Indenture, dated as of March 12, 2013, between the Company and the Trustee.

4.5	Eighth Supplemental Indenture, dated as of March 12, 2013, between the Company and the Trustee.

4.6	Form of 2016 Note (included in Exhibit 4.2).

4.7	Form of 2020 Note (included in Exhibit 4.3).

4.8	Form of 2023 Note (included in Exhibit 4.4).

4.9	Form of 2043 Note (included in Exhibit 4.5).

5.1	Opinion of White & Case LLP relating to the validity of the Notes.

10.1	Revolving Credit Agreement, dated as of March 13, 2013, among Avon Products, Inc., Avon Capital Corporation, the banks and other lenders party thereto and Citibank, N.A., as Administrative Agent.

10.2	Amendment No. 1 to the Term Loan Agreement, dated as of March 12, 2013, among Avon Products, Inc., the banks, financial institutions and other institutional lenders party thereto and Citibank, N.A., as Administrative Agent.

23.1	Consent of White & Case LLP (included in Exhibit 5.1).